UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2019

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement

Closing of Notes Offering

On March 15, 2019, Frontier Communications Corporation (“Frontier” or the “Company”) issued $1.65 billion aggregate principal amount of 8.000% First Lien Secured Notes due 2027 (the “First Lien Notes”). The First Lien Notes were issued pursuant to an indenture, dated as of March 15, 2019 (the “Indenture”), by and among Frontier, the guarantors party thereto, the grantor party thereto, JPMorgan Chase Bank, N.A., as collateral agent, and The Bank of New York Mellon, as trustee. The First Lien Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act, at a purchase price equal to 100% of the principal amount thereof.

The First Lien Notes are secured on a first-priority basis by all the assets that secure Frontier’s obligations under its senior secured credit facilities on a first-priority basis.

The First Lien Notes will bear interest at a rate of 8.000% per annum and will mature on April 1, 2027. Interest on the First Lien Notes will be payable to holders of record semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2019.

Frontier may redeem the First Lien Notes at any time, in whole or in part, prior to their maturity. The redemption price for First Lien Notes redeemed before April 1, 2022 will be equal to 100% of the principal amount thereof, together with any accrued and unpaid interest to the redemption date, plus a make-whole premium. The redemption price for First Lien Notes redeemed on or after April 1, 2022 will be equal to the redemption prices set forth in the Indenture, together with any accrued and unpaid interest to the redemption date. In addition, at any time before April 1, 2022, Frontier may redeem up to 40% of the First Lien Notes using the proceeds of certain equity offerings.

In the event of a change of control triggering event, each holder of First Lien Notes will have the right to require Frontier to purchase for cash such holder’s First Lien Notes at a purchase price equal to 101% of the principal amount of the First Lien Notes, plus accrued and unpaid interest.

The Indenture contains customary negative covenants, subject to a number of important exceptions and qualifications, including, without limitation, covenants related to indebtedness, disqualified stock and preferred stock; dividends and distributions to stockholders and parent entities; repurchase and redemption of capital stock; investments and acquisitions; transactions with affiliates; liens; mergers, consolidations and transfers of substantially all assets; transfer or sale of assets, including capital stock of subsidiaries; and prepayment, redemption or repurchase of indebtedness subordinated to the First Lien Notes. Certain of these covenants will be suspended during such time, if any, that the First Lien Notes have investment grade ratings by at least two of Moody’s, S&P or Fitch.

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the First Lien Notes to become or to be declared due and payable.

The Company used the proceeds from the offering of the First Lien Notes, together with cash on hand, to (i) repay in full the outstanding borrowings under its senior secured term loan A facility, which otherwise would have matured in March 2021, (ii) repay in full the outstanding borrowings under its credit agreement with CoBank ACB, which otherwise would have matured in October 2021, and (iii) pay related interest, fees and expenses.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed with this report as Exhibit 4.1 and is incorporated by reference herein.

Entry into Credit Agreement Amendment

On March 15, 2019, Frontier entered into Amendment No. 4 (the “Amendment”) to its first amended and restated credit agreement, dated as of February 27, 2017, with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto. Among other things, the Amendment (i) extends the maturity date of $835 million of the revolving loans and commitments thereunder from February 27, 2022 to February 27, 2024 (subject to springing maturity to any tranche of our existing debt with an aggregate outstanding principal amount in excess of $500 million), (ii) increases the interest rate applicable to such revolving loans by 0.25% and (iii) makes certain modifications to the debt and restricted payment covenants, in each case, as fully set forth in the 4th Amendment. The maturity date of any revolving loans and commitments not extended pursuant to the 4th Amendment remains February 27, 2022.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1
Indenture, dated as of March 15, 2019, by and among Frontier Communications Corporation, the guarantors party thereto, the grantor party thereto, JPMorgan Chase Bank, N.A., as collateral agent, and The Bank of New York Mellon, as trustee, with respect to the 8.000% First Lien Secured Notes due 2027.

4.2	Form of 8.000% First Lien Secured Note due 2027 (included in Exhibit 4.1 hereto).

10.1
Amendment No. 4, dated as of March 15, 2019, to the First Amended and Restated Credit Agreement, dated as of February 27, 2017, as amended, among Frontier Communications Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: March 18, 2019	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Secretary